Exhibit 99.1

Correction Notice to Press Release Announcing First-Quarter 2023 Dividend

San Diego, CA – March 20, 2023 – (NASDAQ: SQFT; SQFTP) Presidio Property Trust, Inc. (“Presidio” or the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today announced that its press release issued under the headline “Presidio Property Trust Declares First-Quarter 2023 Dividend” on March 20, 2023, was changed to correct the record date for the dividend on its Series A Common Stock for the first quarter of 2023. The dividend amount and payment date have not changed. The dividend will be payable on March 31, 2023, to all stockholders of record as of the close of business on March 30, 2023, not stockholders of record on March 27, 2023 as previously disclosed. The corrected press release is set forth in its entirety below.

Presidio Property Trust Declares First-Quarter 2023 Dividend

Board of Directors approves cash dividend of $0.022 per share

San Diego, CA – March 20, 2023 – (NASDAQ: SQFT; SQFTP) Presidio Property Trust, Inc. (“Presidio” or the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today announced that its Board of Directors has authorized a cash dividend of $0.022 per share on its Series A Common Stock for the first quarter of 2023.

The dividend will be payable on March 31, 2023, to all stockholders of record as of the close of business on March 30, 2023.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located in Texas, Wisconsin, and Florida. Our office, industrial and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. While geographical clustering of real estate enables us to reduce our operating costs through economies of scale by servicing several properties with less staff, it makes us susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. Presidio is also the sponsor of the Special Purpose Acquisition Company (SPAC) Murphy Canyon Acquisition Corp. (NASDAQ: MURF), which currently holds approximately $23.5 million in trust. Murphy Canyon Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes please refer to the Company’s filings with the SEC, including those under “Risk Factors” therein, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244